UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2010

INTELIMAX MEDIA INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53685	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 – 555 West Hastings Street, Vancouver, British Columbia
(Address of principal executive offices)

V6B 4N4
(Zip Code)

(604) 742-111
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers

Effective March 25, 2010, Michael Young resigned as our president, treasurer and chief financial officer of our company.  Mr. Young will remain as a member of our board of directors.

Also on March 25, 2010, we received consents to act from Charles Green, our current chief executive officer, and Galit Alon.  We appointed Mr. Green as president of our company, in addition to acting as our chief executive officer and appointed Ms. Alon as secretary and chief financial officer of our company.

Charles Green, President and CEO

Mr. Green was appointed as our Chief Executive Officer and Director on May 28, 2009.  Since 1997, Charles Green has worked with some of the leading companies in the Internet gaming industry as a developer and manager of large-scale software systems. His career highlights include:

●
Product manager for World Gaming. He was responsible for the design and development of the Sportsbook product that is still being used by Sportsbook.com, one of the largest I-gaming companies in the industry.

●
Mr. Green moved to iGaming Software where as Director of Product Development he was responsible for overseeing the design and development of the award winning iGaming Software platform which included a full featured, 47 game casino, poker and sports betting system, an ecommerce system and all necessary management and reporting tools.

Galit Alon, Secretary and CFO

Galit joined Intelimax on June 1, 2009 and under the direction of the former CFO has been responsible for disseminating company financial data, budgeting and general bookkeeping.   From 2004 to 2008 Galit owned and operated Tuvtam Industries Inc., a wholesale and retail food enterprise that was sold in 2008.  Galit was responsible for all facets of the daily operations including, accounting, sales, hiring, training, marketing and development.  Galit graduated from the University of Victoria in 2004 with a Bachelor of Arts degree in science and marketing.  She is currently working towards completion of her MBA at Simon Fraser University.  Galit speaks fluent English, Spanish and Hebrew and has a basic understanding of French.

On May 28, 2009, Charles Green was issued 2,200,000 shares of our common stock pursuant to the terms of a merger agreement.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $ 120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIMAX MEDIA INC.

/s/ Charles Green
Charles Green
President and Director

Date: March 29, 2010